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                                     [LETTERHEAD]

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of our report, dated April 2, 1997, relating to the consolidated financial statements of First National Bank of River Falls and Subsidiary as of December 31, 1996, and for each of the years ended December 31, 1996 and 1995. We also consent to the reference to our firm under the captions "Experts" in the Prospectus.



                                            /s/McGladrey & Pullen, LLP
                                            --------------------------
                                               McGladrey & Pullen, LLP


St. Paul, Minnesota
June 11, 1997